UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2017

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 9, 2017, Triumph Group, Inc. announced that Gores Small Capitalization Partners has completed the acquisition of Triumph’s U.S. APU MRO business: Triumph Air Repair and Triumph Engines. The closing of the Auxiliary Power Unit (APU) Overhaul Operations of Triumph Aviation Services - Asia is expected to occur in March. The aggregate purchase price is $60.4 million in cash, subject to adjustment. The business provides aerospace component maintenance, repair, and overhaul services focused on APUs and related products, providing military, commercial, and regional airline customers with a maintenance solution for APU engine models, with facilities in Chandler, Arizona, and Chonburi, Thailand. In addition, it provides manufacturing and repair services for original equipment manufacturers, aircraft operators, and repair and overhaul providers, offering complex machining, engineering, inspection, non-destructive testing, and thermal coatings in Tempe, Arizona.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 9, 2017	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary